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                                                                    Exhibit 21.1

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
                                                               Jurisdiction of
Subsidiary                                                     Organization
----------                                                     ------------
A Five Star Forwarding, Inc.                                   Delaware
A Relocation Solutions Management Company                      Delaware
A Three Rivers Forwarding, Inc.                                Indiana
A.L. Movers Private Ltd                                        India
A.V.L. Transportation, Inc.                                    Delaware
A-1 Above Van Lines, Inc.                                      Indiana
A-1 Summit Van Lines, Inc.                                     Indiana
A&N Removals Ltd                                               England & Wales
Able Van Lines, Inc.                                           Indiana
Alaska USA Van Lines, Inc.                                     Indiana
Allied Alliance Forwarding, Inc                                Delaware
Allied Arthur Pierre NV                                        Belgium
Allied Arthur Pierre SA                                        France
Allied Arthur Pierre SA                                        Luxembourg
Allied Continental Forwarding, Inc.                            Delaware
Allied Domestic Forwarding, Inc.                               Delaware
Allied Freight Forwarding, Inc.                                Delaware
Allied Intermodal Forwarding, Inc.                             Delaware
Allied International N.A., Inc.                                Delaware
Allied International SA                                        Spain
Allied Interstate Transportation, Inc.                         Delaware
Allied Mobility Transportation, Inc.                           Delaware
Allied Pickfords (M) Sdn Bhd                                   Malaysia
Allied Pickfords (S) Pte Ltd                                   Singapore
Allied Pickfords BV                                            Netherlands
Allied Pickfords KeS Kft                                       Hungary
Allied Pickfords LLC                                           United Arab Emirates
Allied Pickfords Ltd                                           England & Wales
Allied Pickfords Ltd                                           Hong Kong
Allied Pickfords Ltd                                           Ireland
Allied Pickfords Ltd                                           New Zealand
Allied Pickfords Pty Ltd                                       Australia
Allied Pickfords SP ZOO                                        Poland
Allied Pickfords SRO                                           Czech Republic
Allied Transcontinental Forwarding, Inc.                       Delaware
Allied Transportation Forwarding, Inc.                         Delaware
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
Allied Universal Transportation, Inc.                          Delaware
Allied Van Lines, Inc.                                         Delaware
Allied Van Lines, Inc. of Indiana                              Indiana
Allied Van Lines Terminal Company                              Delaware
Allied Varekamp BV                                             The Netherlands
ALNAV Platinum Group Inc.                                      Canada
Americas Best Van Lines, Inc.                                  Indiana
Americas Quality Van Lines, Inc.                               Indiana
Arthur Pierre (UK) Ltd                                         England & Wales
AWG Australasia Superannuation Pty Ltd                         Australia
AWG International Holdings (Australasia) Pty Ltd               Australia
AWG Investment Asia Pacific Pte Ltd                            Singapore
AWG New Zealand Ltd                                            New Zealand
Bullens Ltd                                                    England & Wales
City Storage & Transfer, Inc.                                  Colorado
ClaimGuard, Inc.                                               Delaware
Downard Pickfords (North Queensland) Pty Ltd                   Australia
Fleet Insurance Management, Inc.                               Indiana
Frontrunner Worldwide, Inc.                                    Delaware
GB Crate Hire Ltd                                              England & Wales
Great Falls North American, Inc.                               Montana
Hoults Removals Ltd                                            England & Wales
Imaging Systems (NZ) Ltd                                       New Zealand
Irish Security Archives Ltd                                    Ireland
Irish Security Archives Ltd                                    Northern Ireland
Manufacturing Support Services, LLC (51%)                      Delaware
Meridian Mobility Resources, Inc.                              Delaware
MidiData Logistik GmbH                                         Germany
MidiData Spedition GmbH                                        Germany
Move Management Services, Inc.                                 Indiana
Moving Services Property Ltd                                   England & Wales
NA (UK) GP Corporation                                         Delaware
NA (UK) Limited Partnership                                    England & Wales
NA Acquisition                                                 Ireland
NA Acquisition (UK) Limited                                    England & Wales
NA Moving Services Ltd                                         England & Wales
NACAL, Inc.                                                    California
NAVTRANS Container Lines, Inc.                                 Florida
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
NAVTRANS International Freight Forwarding, Inc.                Indiana
NAVTRANS International Speditions GmbH                         Germany
Noram Forwarding, Inc.                                         Indiana
North American (U.K.) Ltd                                      England
North American Distribution Systems, Inc.                      Indiana
North American Forwarding, Inc.                                Indiana
North American International Holding Corporation               Delaware
North American Logistics, Ltd.                                 Indiana
North American Moving & Storage, Inc.                          Indiana
North American Transport Insurance Company                     Indiana
North American Van Lines of Texas, Inc.                        Texas
Pickfords 1999 Limited                                         England & Wales
Pickfords Ltd                                                  England & Wales
Pickfords Ltd                                                  Hong Kong
Pickfords Manhire Ltd                                          England & Wales
Pickfords Worldwide Moving Ltd.                                Hong Kong
Pierre Finance (Nederland) Renting BV                          The Netherlands
Pitt & Scott Ltd                                               England & Wales
Relocation Management Systems, Inc.                            Delaware
Removedeal Ltd                                                 England & Wales
The Baxendale Insurance Company Ltd.                           Ireland
Trans International Living & Shipping Pty Ltd                  Australia
Trans International Moving & Shipping (NZ) 1992 Ltd            New Zealand
Transguard Insurance Company of America, Inc.                  Illinois
TransGuard General Agency, Inc.                                Oklahoma
Trident Transport International, Inc.                          Delaware
Vanguard Insurance Agency, Inc.                                Illinois
World Class Van Lines, Inc.                                    Delaware
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